Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-132103) of National Retail Properties, Inc.,
(2)	Registration Statement (Form S-3 No. 333-132095) of National Retail Properties, Inc.,
(3)	Registration Statement (Form S-3 No. 333-126071) of National Retail Properties, Inc.,
(4)	Registration Statement (Form S-8 No. 333-64794) pertaining to the 2000 Performance Incentive Plan of National Retail Properties, Inc.,
(5)	Registration Statement (Form S-8 No. 333-15625) pertaining to the 1992 Stock Option Plan of National Retail Properties, Inc.,
(6)	Registration Statement (Form S-8 No. 333-144100) pertaining to the 2007 Performance Incentive Plan of National Retail Properties, Inc.,

of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedules of National Retail Properties, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of National Retail Properties, Inc. and subsidiaries, included in this Annual Report (Form10-K) of National Retail Properties, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Certified Public Accountants

February 26, 2009

Miami, Florida